Ryan Specialty Appoints
Steve Keogh and Brendan Mulshine as Co-Presidents

OCTOBER 8, 2025 | CHICAGO -- Ryan Specialty Holdings, Inc. (NYSE: RYAN) (“Ryan Specialty” or “the Company”), a leading international specialty insurance firm, today announced that Steve Keogh, Chief Operating Officer, and Brendan Mulshine, Chief Revenue Officer, have been appointed to the additional roles of Co-Presidents of Ryan Specialty. In their roles, Mr. Keogh and Mr. Mulshine will report to Chief Executive Officer, Tim Turner. They succeed Jeremiah Bickham, who has transitioned from his position as President to serve as a strategic advisor through the end of the year.

“Steve and Brendan are seasoned insurance executives who have driven strong operational and financial results,” said Pat Ryan, Ryan Specialty’s Founder and Executive Chairman. “We are pleased to announce their promotions to Co-President, which demonstrate the deep roster of executive talent we have at our firm. As Ryan Specialty continues on its path of sustainable and profitable growth, we will benefit from their leadership, their knowledge of our business, and their insurance expertise.”

“These appointments reflect the significant contributions Steve and Brendan have each made at Ryan Specialty, and we look forward to leveraging their experience to continue to drive our success,” said Mr. Turner. “I am excited by the opportunity to work even more closely with them to carry forward the significant momentum we have achieved.”

Mr. Keogh has over 30 years of insurance industry experience and joined Ryan Specialty in May 2025. Mr. Keogh’s most recent prior industry experience was with Aon where he held executive roles including President of Commercial Risk Solutions, President of U.S. Commercial Risk & Health Solutions, and Chief Administrative Officer & Head of Human Resources – Commercial Risk (Americas). Mr. Keogh earned a bachelor’s degree from the University of Illinois after receiving the Western Golf Association’s prestigious Evans Scholarship.

Mr. Mulshine has been with Ryan Specialty since 2012 and has over 30 years of insurance industry experience. In his role as Chief Revenue Officer, Mr. Mulshine works on behalf of the whole firm to maintain strategic relationships with brokers, agents and carrier trading partners. Prior to Ryan Specialty, Mr. Mulshine held several leadership roles at Aon over an 18-year period, working with domestic and global insurance company clients on their reinsurance capital needs. Mr. Mulshine is a graduate of Yale College, the University of Notre Dame Law School, and Northwestern University’s Kellogg School of Management.

Commenting on Jeremiah’s departure, Mr. Ryan, said, “I want to thank Jeremiah for his nearly 14 years of exceptional service at Ryan Specialty. He has assisted us in achieving many important milestones including numerous highly successful M&A transactions, being an integral part of the leadership team that brought us public, and then most recently serving as President. Jeremiah was part of an exceptionally talented team at Ryan Specialty, and their dedication and expertise will ensure that our momentum will carry forward. It has been my pleasure to work with Jeremiah for these past 14 years and we wish him nothing but success in the future.”

Adding to this sentiment, Mr. Turner said, “We thank Jeremiah for his dedication, hard work, leadership and willingness to take on a variety of important roles over the years. We wish him the best of luck in his future endeavors. I’ve greatly enjoyed working with Jeremiah and now look forward to doing the same with Brendan and Steve as Co-Presidents for years to come.”

Mr. Bickham commented, “It has been an incredible privilege to serve Ryan Specialty in multiple capacities over the last 14 years. I am deeply grateful to Pat, whose vision, integrity, coaching and mentoring have developed our team and built the foundation for this business, and to Tim, whose leadership and industry expertise have guided us through transformative growth. Working alongside such talented executives, colleagues, and visionary leaders has been the highlight of my career. My congratulations to Steve and Brendan.”

About Ryan Specialty
Founded in 2010, Ryan Specialty (NYSE: RYAN) is a service provider of specialty products and solutions for insurance brokers, agents, and carriers. Ryan Specialty provides distribution, underwriting, product development, administration, and risk management services by acting as a wholesale broker and a managing underwriter with delegated authority from insurance carriers. Our mission is to provide industry-leading innovative specialty insurance solutions for insurance brokers, agents, and carriers. Learn more at ryanspecialty.com.

Forward-Looking Statements
All statements in this press release that are not historical are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. For example, all statements the Company makes relating to its plans and objectives for future operations, future growth and growth initiatives, strategies, and expected benefits from the appointments disclosed herein are forward-looking statements. All forward-looking statements are subject to risks and uncertainties, known and unknown, that may cause actual results to differ materially from those that the Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s filings with the Securities and Exchange Commission (“SEC”).

For more detail on the risk factors that may affect the Company’s results, see the section entitled “Risk Factors” in our most recent annual report on Form 10-K filed with the SEC, and in other documents filed with, or furnished to, the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Given these factors, as well as other variables that may affect the Company’s operating results, you are cautioned not to place undue reliance on these forward-looking statements, not to assume that past performance will be a reliable indicator of future performance, and not to use historical trends to anticipate results or trends in future periods. The Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Contacts:

Media Relations Alice Phillips Topping SVP, Chief Marketing & Communications Officer Ryan Specialty Alice.Topping@ryanspecialty.com Phone: +1 (312) 635-5976	Investor Relations Nicholas Mezick VP, Investor Relations Ryan Specialty IR@ryanspecialty.com Phone: +1 (312) 784-6152

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